EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in Amendment No 2 to this Registration Statement on Form S-1 of our report dated April 2, 2009, relating to our audits of the consolidated financial statements of Beyond Commerce, Inc. as of and for the years ended December 31, 2008 and 2007.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ L J Soldinger Associates LLC

L J Soldinger Associates LLC

Deer Park, Illinois
December 17, 2009